Exhibit 10.60
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of February 17, 2022 by AptarGroup, Inc., a Delaware corporation (the “Company”), and Robert W. Kuhn (the “Executive”).
WITNESSETH
WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as January 1, 2012 (the “Employment Agreement”); and
WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Section 1 of the Employment Agreement is amended to substitute “December 31, 2023” for “December 31, 2027,” as such term is used therein.
2.    Section 4(h) of the Employment Agreement is amended in its entirety to read as follows:
For purposes of this Agreement “Good Reason” shall mean, without the written consent of the Executive, any one or more of the following: (i) the Company reduces the amount of the Executive’s (x) base salary or (y) the aggregate cash bonus opportunity and long-term incentive opportunity (it being understood that the Board shall have discretion to set the Company’s and the Executive’s personal performance targets to which the cash bonus and long-term incentive opportunities will be tied and to change the form of long-term incentive awards); (ii) the Company adversely changes the Executive’s reporting responsibilities, titles or office as in effect as of the date hereof or reduces his/her position, authority, duties, responsibilities or status, in a manner that is materially inconsistent with the positions, authority, duties, responsibilities or status, which the Executive then holds (for the avoidance of doubt, Executive shall be deemed to have an adverse change in Executive’s position, authorities, duties, responsibilities or status, in the event the Executive ceases to have public company reporting responsibilities as a result of the Company ceasing to be publicly-traded following a Change in Control); (iii) any successor to the Company in any merger, consolidation or transfer of assets, as described in Section 12, does not expressly assume any material obligation of the Company to the Executive under any agreement or plan pursuant to which the Executive receives benefits or rights; or (iv) the Company changes the Executive’s place of work to a location more than sixty (60) miles from the Executive’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (A) the Executive provides written notice to the Company of the existence of such condition not later than 60 days after the Executive knows or reasonably should know of the existence of such condition, (B) the Company shall have failed to remedy such condition within 30 days after receipt of such notice and (C) the Executive resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B) hereof in which such condition remains unremedied. Notwithstanding anything to the contrary, the “Good Reason” definition set forth herein shall override any definition in an equity award agreement for any equity awards granted after the date hereof to the extent the definition herein contains more favorable provisions.
3.    Section 16 of the Employment Agreement is amended in its entirety to read as follows:
Compensation Subject to Recoupment. Notwithstanding any provisions in this Agreement or any other agreement or arrangement to the contrary, any incentive-based compensation, equity-based compensation or compensation otherwise subject to clawback under applicable law, in each case, paid or payable pursuant to the terms of this Agreement or any other agreement or arrangement with the Company, shall be subject to forfeiture, recovery by the Company or other action pursuant to the AptarGroup, Inc. Policy on Recoupment of Forfeiture of Incentive Compensation, as may be amended from time to time or any other clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
4.    Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.
5.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.
6.    This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

7.    This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

APTARGROUP, INC.

By:/s/ Stephan B. Tanda
Name: Stephan B. Tanda
Title: President and Chief Executive Officer

EXECUTIVE

/s/ Robert W. Kuhn
Robert W. Kuhn

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